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                                EXHIBIT 10.15.2

                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                 STANDARD FORM                      796483-DAC-A


                             AMENDMENT TO LEASE #2

  In connection with a lease currently in effect between the parties at 100 Sylvan Road, Suite 100 Woburn, Massachusetts, executed on January 24, 1996 and terminating February 28, 2001 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and Radio Telephone Systems, Inc., LESSEE, hereby agree to amend said lease as follows:

1. The size of the leased premises is hereby increased by approximately 862 square feet (including- 4% common area), from approximately 29,780 square feet to a new total of approximately 30,642 square feet, of which 862 square feet shall include 4% common area , with the addition of 100 Sylvan Road, Suite 575 for inactive storage.

2. LESSOR, at an expense incorporated entirely into the base rent and at no further cost to LESSEE, shall in Suite 575 (only) reseal the exposed concrete floor, repair and repaint all drywall partitions, replace light bulbs as needed, install LESSOR's building standard heating equipment and chrome pendant fire protection sprinklers, and change all lock cylinders before or about the time LESSEE takes possession of

    *The Security Deposit is hereby increased by $2,000.00 from $59,000.00 to a new total of $61,000.00. LESSEE shall pay said increase upon LESSEE's execution of this amendment.


All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be increased by $10,000 annually, from a total of $355,871.00 to a new annual total of $366,171.00 or $30,514.25 per month. Annual base rent for purposes of computing any future escalations thereon shall be $366,171.00. This amendment shall be effective August 1, 1996 and shall continue through the balance of the lease and any extensions therefo unless further modified by written amendments.

 In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 8/th/ day of August, 1996.

LESSOR:                                          LESSEE:
CUMMINGS PROPERTIES MANAGEMENT, INC.        RADIO TELEPIIONE SYSTEMS, INC

By:    s/James McKeown                           By: s/Robert S. Sullivan
  --------------------                             ----------------------
 President                                       Robert Sullivan